Exhibit 1


                       Directors and Executive Officers of
                    CONMED Corporation as of January 13, 2003


     The name, position, principal occupation and business address of each executive officer and director of CONMED Corporation is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with CONMED Corporation.

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Name                        Position                      Principal Occupation          Business Address
----                        --------                      --------------------          ----------------

Eugene R. Corasanti         Chairman of the Board,        Chairman of the Board         c/o CONMED Corporation
                            Chief Executive Officer       Chief Executive Officer       525 French Road
                            and Director                  and Director                  Utica, New York
                                                                                        13502-5994

Joseph J. Corasanti         President, Chief              President, Chief              c/o CONMED Corporation
                            Operating Officer and         Operating Officer and         525 French Road
                            Director                      Director                      Utica, New York
                                                                                        13502-5994
Bruce F. Daniels            Director                      Retired; former               c/o CONMED Corporation
                                                          Controller of the             525 French Road
                                                          international division of     Utica, New York
                                                          Chicago Pneumatic Tool        13502-5994
                                                          Company
William D. Matthews         Director                      Retired; former Chairman      c/o CONMED Corporation
                                                          and Chief Executive           525 French Road
                                                          Officer of Onieda Ltd.        Utica, New York
                                                                                        13502-5994
Robert E. Remmell           Director                      Partner, Steates Remmell      Steates Remmell Steates &
                                                          Steates & Dziekan             Dziekan
                                                          (Attorneys)                   4 Oxford Crossing
                                                                                        Suite 104
                                                                                        New Hartford, New York
                                                                                        13413
Stuart J. Schwartz          Director                      Physician, retired            c/o CONMED Corporation
                                                                                        525 French Road
                                                                                        Utica, New York
                                                                                        13502-5994
Stephen M. Mandia           Director                      President and Chief           c/o East Coast Olive Oil
                                                          Executive Officer, East       Corporation
                                                          Coast Olive Oil               75 Wurz Avenue
                                                          Corporation                   Utica, New York 13502
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
Name                        Position                      Principal Occupation          Business Address
----                        --------                      --------------------          ----------------

William W. Abraham          Senior Vice President         Senior Vice President         c/o CONMED Corporation
                                                                                        525 French Road
                                                                                        Utica, New York
                                                                                        13502-5994
Robert D. Shallish, Jr.     Vice President-Finance        Vice President-Finance        c/o CONMED Corporation
                            and Chief Financial           and Chief Financial           525 French Road
                            Officer (Principal            Officer (Principal            Utica, New York
                            Financial Officer)            Financial Officer)            13502-5994
Luke A. Pomilio             Vice President -              Vice President -              c/o CONMED Corporation
                            Corporate Controller          Corporate Controller          525 French Road
                            (Principal Accounting         (Principal Accounting         Utica, New York
                            Officer)                      Officer)                      13502-5994
Gerald G. Woodard           President of Linvatec         President of Linvatec         c/o CONMED Corporation
                            Corporation, a wholly-        Corporation, a wholly-        525 French Road
                            owned subsidiary of           owned subsidiary of           Utica, New York
                            CONMED Corporation.           CONMED Corporation.           13502-5994
Daniel S. Jonas             Vice President - Legal        Vice President - Legal        c/o CONMED Corporation
                            Affairs and General           Affairs and General           525 French Road
                            Counsel                       Counsel                       Utica, New York
                                                                                        13502-5994
Thomas M. Acey              Treasurer and Secretary       Treasurer and Secretary       c/o CONMED Corporation
                                                                                        525 French Road
                                                                                        Utica, New York
                                                                                        13502-5994
Frank R. Williams           Vice President -              Vice President -              c/o CONMED Corporation
                            Sales and Marketing-          Sales and Marketing-          525 French Road
                            Endoscopy                     Endoscopy                     Utica, New York
                                                                                        13502-5994
John J. Stotts              Vice President -              Vice President -              c/o CONMED Corporation
                            Marketing and Sales           Marketing and Sales           525 French Road
                                                                                        Utica, New York
                                                                                        13502-5994

Eugene T. Starr             President of CONMED           President of CONMED           c/o CONMED Corporation
                            Electrosurgery, a wholly-     Electrosurgery, a wholly-     525 French Road
                            owned subsidiary of           owned subsidiary of           Utica, New York
                            CONMED Corporation            CONMED Corporation            13502-5994

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